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                                                                   EXHIBIT 10.19




                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into this date by and between ALAMOSA PCS LLC, a Texas Limited Liability Company, having its principal executive office located at 4747 S. Loop 289, Lubbock, Texas 79424 (the "Company"), and DON STULL, an individual residing at Lubbock, Texas (the "Employee").

                                   WITNESSETH:

         WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Employee's employment by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

         1. EMPLOYMENT; TERM; DUTIES. The Company hereby employs the Employee as Chief Technology Officer. The term of the Employee's employment, pursuant to this Agreement, will commence on October 29, 1998, (the "Commencement Date") and will continue for a period of three (3) years, or the termination of this Agreement, as described in Section 5 hereof, whichever shall occur first. The Employee hereby accepts such employment, and agrees to devote his full time and effort to the business and affairs of the Company with such duties consistent with the Employee's position as may be assigned to him from time to time by the Chief Executive Officer or the Chief Operating Officer of the Company.

         2. COMPENSATION. In consideration of all services rendered by the Employee during the term of his employment, pursuant to this Agreement, the Company will provide the Employee with the following compensation:

            (a) BASE SALARY. The Company will pay the Employee a base salary at the annual rate of $90,000.00, payable semi-monthly in accordance with the Company's payroll practices from time to time in effect. The Company will review the Employee's salary at least once each year and may, in its discretion, increase the Employee's salary. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to impose any obligation on the Company or any of its subsidiaries to continue to employ the Employee beyond the term of employment set forth herein, or on the Employee to remain in the employ of the Company or any of its subsidiaries, beyond the term of employment set forth herein.

            (b) BONUS. In addition to the Employee's base salary, for each quarterly period the Employee is employed by the Company, beginning January 1, 1999, the Employee is entitled to a Quarterly Bonus of $7,500.00 for each calender quarter period in which the milestones (the "Milestones") set forth in the attached Exhibit "A", which is incorporated by this reference as if copied herein in full, are met or exceeded. This bonus shall be referred to


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            as the "Quarterly Bonus". This Quarterly Bonus will be paid within forty-five (45) days of the end of each calendar quarter. If the Milestones are not met, Employee is entitled to a portion of the Quarterly Bonus, calculated based on the pro rata portion of the Milestones met. For each quarterly period in which the Exceptional Milestones, as set forth in Exhibit "A", are met or exceeded, Employee is entitled to an additional $7,500.00 Bonus. This additional Bonus shall be referred to as the "Exceptional Quarterly Bonus". This Exceptional Quarterly Bonus will be paid within forty-five (45) days of the end of each calendar quarter. If the Exceptional Milestones are not met, Employer is entitled to a portion of the Exceptional Bonus, calculated based on the prorata portion of the Exceptional Milestones met.

            (c) EMPLOYEE INCENTIVE OWNERSHIP PLAN. The Employee shall be granted an Incentive Ownership Plan. This Incentive Ownership Plan shall consist of an Option granted to the Employee to purchase an interest in the Company at the price set forth in this Incentive Ownership Plan. This Option granted to Employee shall be an Option to purchase Incentive Units in the Company. These Incentive Units shall be non-voting Class II Membership in the Company, pursuant to Section 3.11(b) of the Regulations of the Company.

            The Purchase Price for each category of Incentive Units is set forth in the attached Exhibit "B", which is incorporated by this reference as if copied herein in full. This Exhibit "B" also sets forth the Purchase Price for each category of Incentive Units based upon the date of the exercise of any of the Options set forth herein.

                    (1) Incentive Units Granted to Employee. Employee is hereby granted the following number of Incentive Units in the following categories, to-wit:

                       Category                       Number of Units
                       --------                       ---------------
                      Series 8                             100
                      Series 15                            100
                      Series 25                            100
                                                           ---
                      Total Units                          300

            Each Incentive Unit shall represent an interest in the Company, which interest shall be calculated as follows:

                         500  x  100                    =  % ownership interest in
             ----------------------------------------
            (50,000,000 plus additional capital calls)          the Company

            The term "additional capital calls" used above means any additional voluntary capital contributions made, pursuant to Section 2.3 of the Regulations of the Company.


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            (2) Vesting of Option. The Option granted to Employee shall vest over a period beginning eighteen (18) months after the Commencement Date. On the first day following eighteen (18) months after the Commencement Date, forty-six percent (46%) of the Option shall be vested giving the Employee the right to purchase forty-six (46) Units in each series. For each month of the Employee's continued employment following the initial eighteen (18) months of the Employees employment, Employee shall have the right to purchase an additional three (3) Units in each series. This monthly vesting shall continue until such time as the Employee has an Option to purchase a maximum of 100 Units of each series as indicated above.

            (3) Purchase Price. The Purchase Price (also referred to as the "Exercise Price" or the "Strike Price") for each Unit and for each series of Units, as of the actual date of the exercise of the Option, shall be as shown on the attached Exhibit "B", which is incorporated herein by this reference as if copied herein in full. This Purchase Price as reflected in Exhibit "B" for each Unit granted to Employee in this Employee Incentive Ownership Plan shall not change.

            (4) Expiration. All Options granted herein shall expire December 31, 2006. If Employee has not exercised all of the Options granted herein by that date, any unexercised Options at that time will expire and Employee will have no right to any Options of any type or kind from and after that date.

            (5) Exercise of Options. The Employee must give the Company at least thirty (30) days notice of Employee's desire to exercise any of the Employee's vested Options. This notice must be given to the Company prior to November 1,2006. If the Employee gives such notice, the Employee must either (1) pay to the Company an amount equal to the price per Unit as shown in Exhibit "B", times the number of Units, or (2) the Employee may notify the Company that he wishes to exercise the Options under the Cashless Exercise Provisions outlined below. The Employee may exercise the Option granted herein for all or any part of the Units or series of Units granted to Employee in this Employee Incentive Ownership Plan. After December 31, 2006, Employee shall have no further Options of any type or kind. Employee shall forfeit, waive and release any portion of Employee's Option for Units not paid for or exercised by Employee by on or before December 31, 2006. Employee may not exercise Employee's Option prior to July 1, 2000, and may not exercise Employee's Option after December 31, 2006. Employee may exercise this Option for all vested Units of Employee, regardless of whether or not Employee is an Employee of the Company.

                           (i) If the Employee wishes to exercise his Options under the payment provisions, the Employee shall pay all amounts due and payable to the Company within sixty (60) days of Employee notifying the Company of Employee's desire to exercise Employee's vested Options.


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                           (ii) If the Employee wishes to exercise his Options
                           under the Cashless Exercise Provisions, he shall notify the Company in writing at least sixty (60) days prior to the desired exercise date. The Cashless Exercise date may occur only at the end of the annual accounting year of the Company. Within fifteen (15) days of receiving notice, the Company shall appoint an independent appraiser who is an expert in the valuation of wireless telecommunication businesses to prepare an estimated value for the Company within forty-five (45) days after his appointment. This estimated value for the Company shall be the Company Value. Such value shall not include any provisions for a minority or marketability discount. If the Employee does not agree with the Company appointed appraiser's valuation of the business, he may hire, at his own expense, a second independent appraiser who is an expert in the valuation of wireless telecommunication businesses to prepare a second valuation.

                           If the second valuation is within ten percent (10%) of the valuation prepared by the Company's appointed appraiser, the Company Value shall be the arithmetic mean of the two (2) valuations.

                           If the two (2) valuations are not within ten percent (10%) of each other, the Company and Employee will appoint and split the cost of hiring a third independent appraiser, who is an expert in the valuation of wireless telecommunication businesses, to prepare a third valuation.

                           If two (2) of the fair market values determined by the appraisers are within ten percent (10%) of one another, and the third value is not within ten percent (10%) of the other fair market values, then the Company Value will be the arithmetic mean of the two (2) more closely aligned fair market values.

                           If none of the three (3) valuations are within ten percent (10%) of each other, then the Company Value will be the average of all three (3) valuations.

                           (iii) Using the Company Value estimated above, the value of the Employee's Options shall be calculated. The value of an Option shall be the value of the Company, times the percent interest of the Company represented by the Option, less the Exercise Price of the Option. The percent interest of the Company represented by the Option shall be determined as set forth in Paragraph (1) above. The sum of all such Option values shall be the Total Option Value.

                           (iv) In exchange for the Employee's Options, the Company shall then issue to the Employee, Incentive Units in the Company equal to the Total Option Value, divided by the Company Value. These Incentive


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                           Units shall be issued prorata among any Series of
                           Units to which Employee may be entitled at the time of Employee's exercise of these Cashless Exercise Provisions.

            (6) Sale of Employer. Upon the sale of the Company or upon the sale of substantially all of the assets of the Company, all vested Units of Employee's Option shall be considered to be exercised. In such event, Employee will receive, as the total proceeds for Employee's Options granted herein, the difference in the sales price of the Company, after deducting all debts to be paid by the Company, computed on a per Unit price or the total sales price for substantially all of the assets of the Company, after deducting all debts to be paid by the Company, calculated on a per Unit price, less the applicable purchase price per Unit, as of the date of the sale, as shown on the attached Exhibit "B", times the number of vested units granted to Employee. This difference to be paid to Employee shall be paid by the Company to Employee within two (2) weeks of closing the sale. If Employee has purchased any of Employee's Units prior to such sale, the Employee shall receive that portion of the sales proceeds attributable to those Units actually purchased by Employee at the time of the sale, less a prorata deduction for any debts to be paid by Employer attributable to those Units. Employee agrees to sign any documents necessary to convey by closing these Units free and clear of all claims or liens of any type or kind. If Employee has purchased some Units by the time of the closing but also is entitled to some additional vested Units that Employee has not yet paid for, at the date of the sale, Employee shall be entitled to the proceeds as described above, both for Employee's purchased and vested but not yet purchased Units.

            (7) Termination of Employment. If the Employee's employment is terminated prior to October 31, 2001, for any reason, the Company may purchase the Employee's vested Options and its applicable Units by paying to Employee an amount equal to the fair market value of each vested Unit, less the Purchase Price for each vested unit as shown on the attached Exhibit "B", as of the date that the Company actually purchases the vested Units of Employee. This right to purchase by the Company expires on December 31, 2006, and if the Company has not paid to Employee the amount described above by that time, this right to purchase by the Company shall expire.

            (8) Distributions. No distributions will be paid by the Company on any Option or vested Units under this Employee Incentive Plan, until such time as the Employee shall have actually purchased or acquired the Employee's vested Units or upon the sale of Employer as set forth in Paragraph (6) above.

         3. EMPLOYEE BENEFITS. The Employee will be entitled to participate in all incentive, retirement, profit-sharing, life, medical, disability and other benefit


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plans and programs (collectively "Benefit Plans") as are from time to time generally available to other executives of the Company with comparable responsibilities, subject to the provisions of those programs. Without limiting the generality of the foregoing, the Company will provide the Employee with basic health and medical benefits on the terms that such benefits are provided to other executives of the Company with comparable responsibilities. The Employee will also be entitled to a minimum of two (2) weeks paid vacation per year. Vacation time must be used during the year in which it accrues. Unused vacation time may not be carried over into the next employment year. Unused vacation time will not be paid to the Employee upon termination of the Employee's employment.

         4. REIMBURSEMENT OF EXPENSES.

            (a) The Company will promptly reimburse the Employee, in accordance with the Company's policies and practices in effect from time to time, for all expenses reasonably incurred by the Employee in performance of the Employee's duties under this Agreement.

            (b) In addition to reimbursed expenses, Employee is entitled to $400.00 per month for a vehicle allowance, plus 18 cents per mile for all business related mileage.

               (1) Business mileage does not include commuting from Employee's residence to the Company's headquarters.

               (2) Employee is responsible for proper substantiation and reporting of business mileage and/or actual expenses.

               (3) Employee acknowledges that the payment to him of a monthly vehicle allowance plus the standard mileage rate may result in taxable income if the business portion of actual automobile expenses is less than the total amount paid to employee under this subsection, or if employee does not maintain the records required by the Internal Revenue Code and the Regulations thereunder. Employee has been advised to consult a tax advisor to determine the taxability of payments under this subsection, and the record keeping requirements associated with the travel and expenses associated with such payments.

         5. TERMINATION. The Employee's employment by the Company: (a) shall terminate upon the Employee's death or disability (as defined below); (b) may be terminated by the Company without cause at any time beginning on the first day of the thirteenth (13th) month after the Commencement Date; (c) may be terminated by the Company for cause (as defined below) at any time.


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            (a) The term "disability" means a physical or mental impairment which renders the Employee unable to carry out the Employee's duties under this Agreement for more than ninety (90) days in any twelve-month period.

            (b) The term "cause" means (i) the Employee's willful and continued failure substantially to perform the Employee's duties with the Company, (ii) any material breach of this Agreement by Employee which is not cured within thirty (30) days after notice from the Company thereof, (iii) commission of any act of fraud, embezzlement or dishonesty by the Employee, (iv) any act or omission which constitutes a breach of that certain Sprint PCS Management Agreement dated July 17, 1998 ("the Sprint Agreement"); or (v) any other intentional misconduct by the Employee adversely affecting the business or affairs of the Company in a material manner. The term "intentional misconduct by the Employee adversely affecting the business or affairs of the Company" shall mean such misconduct that is detrimental to the business or the reputation of the Company as it is perceived both by the general public and the telecommunications industry.

         6. CONSEQUENCES OF TERMINATION.

            (a) CONSEQUENCES OF TERMINATION FOR CAUSE. If the Employee's employment is terminated for cause, (i) this Agreement terminates immediately, (ii) except as may have vested or accrued or been paid or become payable prior to the date of such termination or otherwise required under applicable law, from and after such date, the Company shall be under no obligation to pay the Employee any compensation (base salary or bonus) pursuant to this Agreement, and (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

            (b) CONSEQUENCES OF TERMINATION ON EMPLOYEE'S DEATH OR DISABILITY. If the Employee's employment is terminated because of the Employee's death or disability, (i) this Agreement terminates immediately, (ii) the Employee or his legal representative or estate, as the case may be, will be entitled to receive any base salary due to the Employee through the last day of employment, plus any accrued but unpaid bonus, to which the Employee may have been entitled on the last day of employment, but had not yet received, and (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

            (c) CONSEQUENCES OF TERMINATION FOR ANY REASON OTHER THAN FOR CAUSE OR EMPLOYEE'S DEATH OR DISABILITY.


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            (1) If the Employee's employment is terminated, prior to October 31,
            2001, for any reason other than for cause or Employee's death or disability, (i) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount (the "Termination Payment") equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued but unpaid bonus, to which the Employee may have been entitled on the last day of employment, but not yet received; (ii) in the event of termination without cause, the Company will pay the Employee severance pay equal to one (1) month's base salary; and (iii) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

            (2) The Termination Payment

                a. will be in addition to any salary and bonus otherwise paid during the fiscal year in which the Termination Event occurs;

                b. will be subject to offset for any advances, amounts receivable, loans, including accrued interest, outstanding on the date of the Termination Event; and

                c. will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the Termination Payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

            (3) For purposes of this Agreement, the term "Termination Event" shall mean (i) the Employee's receipt of a Non-Continuation Notice from the Company, or, (ii) termination of the Employee's employment by the Company for any reason other than for cause or the Employee's death or disability, or (iii) the Employee's submission of a Non-Continuation Notice to the Company notifying the Company of the Employee's voluntary termination of employment.

                a. "Non-Continuation Notice" means written notice from the Employee or the Company to the other that the Employee or the Company does not wish to continue the Employee's employment hereunder.


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         7. NON-COMPETITION BY EMPLOYEE. During the term of this Agreement, the
Employee shall not, directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Corporate Officer, Director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatever with the business of the Company. For these purposes, the business of the Company is the PCS business, including all aspects of PCS, within the Service Area as that term is defined in the Schedule of Definitions referred to in and incorporated by reference into the Sprint Agreement. Furthermore, upon the expiration of this Agreement or the termination of this Agreement, prior to October 31, 2001, for any reason, the Employee expressly agrees not to engage or participate, directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Stockholder, Corporate Officer, Director or in any other individual or representative capacity, in any business located within and/or doing business within the Service Area as defined above, that is in competition with the business of the Company for a period of two (2) years. The parties agree that the Company has a legitimate interest in protecting the business and goodwill of the Company that has developed in the areas of the Company's business and in the geographical areas of this Covenant Not To Compete as a result of the operations of the Company. The parties agree that the Company is entitled to protection of its interests in these areas. The parties further agree that the limitations as to time, geographical area, and scope of activity to be restrained do not impose a greater restraint upon Employee than is necessary to protect the goodwill or other business interest of the Company. The parties further agree that in the event of a violation of this Covenant Not To Compete, that the Company shall be entitled to the recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this Covenant. This Covenant Not To Compete shall not prohibit the Employee from owning or purchasing any corporate securities that are regularly traded on a recognized stock exchange or over-the-counter market.

         8. CONFIDENTIAL INFORMATION OF EMPLOYEE. During the time of the Employee's employment by the Company, the Company will provide to Employee certain information that is confidential to the Company. This confidential information will include, but not be limited to, client, customer and/or mailing lists as well as marketing information as well as information containing other contacts within the PCS and telecommunications industries. Such information may also include information that may constitute a trade secret as to the Company. This confidential information belongs to the Company and is vital to the Company's business. The disclosure of this confidential information could be harmful to the Company's business.

         9. NO DISCLOSURE OF CONFIDENTIAL INFORMATION. The parties agree that the Employer has a legitimate interest in protecting this confidential information of the Company. The parties agree that the Company is entitled to protection of its interests in this confidential information. Employee agrees that Employee will not disclose to anyone or any third party any of the confidential information referred to in the preceding paragraph. Employee acknowledges that the disclosure of the above described confidential information belonging to the Company to anyone or any third party could cause monetary loss and damages to the Company. The parties further agree that in the event of a violation of this covenant against non-disclosure of confidential information, that the


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Company shall be entitled to a recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this covenant.

        10. EXCEPTIONS TO NON-DISCLOSURE AND NON-COMPETITION COVENANTS. Notwithstanding anything herein to the contrary or apparently to the contrary, the following shall not be a violation or breach of the non-disclosure of confidential information and/or the non-competition covenants contained in this Agreement. Employee may invest in an entity involved in the PCS or telecommunications industries, provided that Employee is only an investor and such investment does not in any way involve actual active control of or actual active management of the entity. The mere investment by Employee in an entity involved in the PCS or telecommunications industries, without any control and without any management of the entity, will not be a violation of the non-disclosure and non-competition covenants contained in this Agreement. While such passive role shall not be deemed to be a breach of these covenants, Employee shall not disclose any trade secrets of the Company to any third party or entity.

        11. DISPUTES. The Company and Employee agree to the following in regard to any disputes between them arising under this Agreement.

            (a) MEDIATION. The Company and Employee agree to mediate any dispute arising under this Agreement. In the event of any dispute, the parties, within thirty (30) days of a written request for mediation, shall attend, in good faith, a mediation in order to make a good faith reasonable effort to resolve any dispute arising under this Agreement. The parties shall attempt, in good faith, to agree to a mediator. If unable to so agree, the parties, in that event, will move to arbitration as provided in this Agreement and there will be no mediation. If this good faith mediation effort fails to resolve any dispute arising under this Agreement, the Company and Employee agree to arbitrate any dispute arising under this Agreement. This arbitration shall occur only after the mediation process described herein.

            (b) ARBITRATION. The Company and Employee agree, as concluded by the parties to this Agreement on the advice of their counsel, and as evidenced by the signatures of the parties and of their respective attorneys, it is agreed that all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Section 171.001 et seq as it may be amended from time to time).

            (c) DEMAND FOR ARBITRATION. If a dispute should arise under this Agreement, either party may within thirty (30) days make a demand for arbitration by filing a demand in writing with the other.

            (d) APPOINTMENT OF ARBITRATORS. The parties to this Agreement may agree on one arbitrator, but in the event that they cannot so agree, there


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            shall be three arbitrators, one named in writing by each of the parties within thirty (30) days after demand for arbitration is made, and a third to be chosen by the two so named. The arbitrators among themselves shall appoint a presiding arbitrator. Should either party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of Texas Civil Practice and Remedies Code Section 171.041.

            (e) HEARING. All arbitration hearings conducted under the terms of this Agreement, and all judicial proceedings to enforce any of the provisions of this Agreement, shall take place in Lubbock County, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within that County selected by the arbitrators or if deemed by the arbitrators to be more convenient for the parties or more economically feasible, may be conducted in any city within the Service Area as defined herein or within the State of Texas.

            (f) ARBITRATION AWARD. If there is only one arbitrator, his or her decision shall be binding and conclusive. The submission of a dispute to the arbitrators and the rendering of their decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction; or the court may vacate, modify, or correct the award in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code Section 171.087 et seq as it may be amended from time to time).

            (g) COSTS OF ARBITRATION. The costs and expenses of arbitration, including the fees of the arbitrators, shall be advanced by the Company, but will ultimately be borne by the losing party or in such proportions as the arbitrators shall determine.

            (h) CONDUCT OF ARBITRATION. Any arbitration brought under the terms of this Agreement shall be conducted in the following manner:

               (1) Time Limitations. The parties agree that the following time limitations shall govern the arbitration proceedings conducted under the terms of this Agreement:

                        (a) Any demand for arbitration must be filed within thirty (30) days of the date the mediation is deemed unsuccessful, or thirty (30) days after the date of the written request for mediation, whichever is later.

                        (b) Each party must select an arbitrator within thirty
                        (30) days of receipt of notice that an arbitration proceeding has commenced. In the event that no such selection is made, the arbitrator selected by the other party may conduct the arbitration proceeding without selecting any other arbitrator.


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                        (c) The hearing must be held within sixty (60) days of
                        the date on which the third arbitrator is selected.

                        (d) Hearing briefs must be submitted no later than ten
                        (10) days after the hearing.

                        (e) The arbitration award must be made within thirty
                        (30) days of the receipt of hearing briefs.

               (2) Discovery in Arbitration Proceedings. The parties agree that discovery may be conducted in the course of the arbitration proceeding in accordance with the following provisions:

                        (a) Each party may notice no more than three (3) depositions in total, including both witnesses adherent to the adverse party and third-party witnesses.

                        (b) Each party may serve no more than twenty-five (25) requests for admission on the other party. No requests may be served within ten (10) days of the date of hearing, unless the parties otherwise stipulate. All requests for admission shall be responded to within ten
                        (10) days of service of the requests, unless the parties otherwise stipulate.

                        (c) Each party may serve no more than fifty (50) interrogatories on the other party. No interrogatory shall contain subparts, or concern more than one topic or subject of inquiry. Interrogatories may not be phrased so as to circumvent the effect of this clause. No interrogatories may be served within ten (10) days of the date of hearing, unless the parties otherwise stipulate. All interrogatories shall be responded to within ten (10) days of service of the interrogatories, unless the parties otherwise stipulate.

                        (d) Each party may serve no more than ten (10) requests for production of documents on the other party. No request for production of documents shall contain subparts, or seek more than one type of document. Requests for production of documents may not be phrased so as to circumvent the effect of this clause. Unless the parties otherwise stipulate, requests for production of documents may not be served within ten (10) day of the date of hearing, and all requests for production of documents shall be responded to within ten (10) days of service of the requests.

                        (e) If any party contends that the other party has served discovery requests in a manner not permitted by this Section,


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


                        or that the other party's response to a discovery request is unsatisfactory, the party may request the presiding arbitrator to resolve such discovery disputes. The presiding arbitrator shall prescribe the procedure by which such disputes are resolved. Any discovery dispute may be handled by telephone conference among the parties and the presiding arbitrator.

         12. SUCCESSORS; BINDING AGREEMENT; ASSIGNMENT. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, provided that the Employee need only be a senior executive officer with the authority, powers and responsibilities set forth in Section 1 hereof with respect to the subsidiary or subdivision which operates the business of the Company as it exists on the date of such business combination. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms to which the Employee would be entitled hereunder if the Company terminated the Employee's employment without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Company may not assign this Agreement, except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company, provided such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in this Section. The Employee may not assign his rights or delegate his duties or obligations under this Agreement.

         13. NOTICE. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one (1) business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section:

         If to the Company:        Alamosa PCS LLC
                                   P. O. Box 65700
                                   Lubbock, Texas  79464-5700
                                   Attn: Jerry W. Brantley,
                                          Chief Operating Officer

         With Copy to:             Jack McCutchin, Jr.
                                   Crenshaw, Dupree & Milam, L.L.P.
                                   P. O. Box 1499
                                   Lubbock, Texas 79408-1499

         If to the Employee:       Don Stull
                                   4009 92nd Street
                                   Lubbock, Texas 79423

         With Copy to:             ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

         14. MISCELLANEOUS.

             (a) SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

             (b) NO ORAL MODIFICATION, WAIVER OR DISCHARGE. No provisions of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer as may be designated by the Board of Managers of the Company to execute such a waiver, modification or discharge. No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to be in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or in the documents attached as Exhibits to this Agreement.

             (c) ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings, express or implied, between the Employee and the Company with respect to the subject matter hereof.

             (d) SECTION HEADINGS FOR CONVENIENCE ONLY. The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

             (e) EXECUTION IN COUNTERPARTS. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

             (f) GOVERNING LAW AND PERFORMANCE. This Agreement shall be governed by the laws of the State of Texas and shall be deemed to be executed in and performance called for in Lubbock, Lubbock County, Texas.

         DATED this 29th day of October, 1998, to be effective October 29, 1998.

                                COMPANY

                                ALAMOSA PCS LLC


                                By:  /s/ Jerry W. Brantley
                                     -----------------------------------------
                                     JERRY W. BRANTLEY, Chief Operating Officer

                                EMPLOYEE


                                     /s/ W. D. Stull
                                ----------------------------------------------
                                     DON STULL




Approved as to the mediation and arbitration provisions in Paragraph 11 above.

                                CRENSHAW, DUPREE & MILAM, L.L.P.


                                By
                                    --------------------------------------------
                                    JACK McCUTCHIN, JR.
                                    Attorneys for Alamosa PCS LLC


                                ------------------------------------------------

                                ------------------------------------------------
                                    Attorney for Employee



Attachments:      Exhibit "A" - The Milestones
                  Exhibit "B" - Purchase Price for Units






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